UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

March 6, 2024
Date of Report (date of earliest event reported)
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Greenidge Generation Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-40808 (Commission File Number)	86-1746728 (I.R.S. Employer Identification Number)
135 Rennell Drive, 3rd Floor Fairfield, CT 06890
(Address of principal executive offices and zip code)
(203) 718-5960
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $.0001	GREE	NASDAQ Global Select Market
8.50% Senior Notes due 2026	GREEL	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company   ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement

On March 6, 2024, a subsidiary of Greenidge Generation Holdings Inc. (“Greenidge” or the "Company") entered into a Commercial Purchase and Sale Agreement (the “Motus Agreement”) with a subsidiary of Motus Pivot Inc., a Delaware corporation ("Motus"), pursuant to which Greenidge has agreed to purchase from Motus a parcel of land containing approximately 12 acres located in Columbus, Mississippi, including over 73,000 square feet of industrial warehouse space (the “Property”). The Property provides the Company with 32.5 MW in additional mining capacity and Greenidge intends to deploy 7 MW of miners on the Property in the second quarter of 2024. The purchase price for the Property is $1.45 million (the “Purchase Price”), which the Company expects to finance with cash on hand. Motus is a portfolio company of private investment funds managed by Atlas Holdings LLC (“Atlas”). Greenidge’s controlling shareholder consists of certain funds associated with Atlas. Under the terms of the Motus Agreement, Greenidge will deposit $50,000 in escrow, with such amount to be applied at closing to the Purchase Price. The Motus Agreement contains customary representations, warranties and covenants of the parties and closing conditions as well as other customary provisions. The transaction is expected to close in April 2024.

The foregoing description of the Motus Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Motus Agreement, which will be filed as an exhibit to Greenidge’s periodic report for the corresponding period.

Item 9.01 - Financial Statements and Exhibits
(d) The following exhibits are being filed herewith:

Exhibit No.	Description
99.1	Press Release dated March 11, 2024 issued by Greenidge Generation Holdings Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of March, 2024.

Greenidge Generation Holdings Inc.

By:	/s/ Jordan Kovler
Name:	Jordan Kovler
Title:	Chief Executive Officer